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                                                                      Exhibit 21

                      Subsidiaries of Hycor Biomedical Inc.


                                                State of
Name                                            Incorporation
----                                            -------------
Hycor Biomedical GmbH                           Germany
Hycor Biomedical Limited                        Scotland